Exhibit 10.92

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO AMENDED AND RESTATED LEASE
This SECOND AMENDMENT TO AMENDED AND RESTATED LEASE (this “Amendment”) is entered into as of July 19, 2016 (“Amendment Effective Date”) between 611 WEBWARD AVENUE MASTER TENANT LLC, a Michigan limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”), for the purpose of amending that certain Amended and Restated Lease between Landlord’s predecessor-in-interest, as landlord, and Tenant, as tenant, dated as of October 17, 2011 (the “2011 Lease”), as amended by that certain First Amendment to Amended and Restated Lease effective as of September 21, 2012 (the “First Amendment”) (collectively, the 2011 Lease and the First Amendment are referred to as the “Lease”).
RECITALS:
A.    Pursuant to the terms of the Lease, Tenant is currently leasing 370,070 rentable square feet located on all or portions of the third, fifth, sixth, seventh, eighth, ninth, tenth, eleventh, twelfth and fourteenth floors (the “Premises”), in the building located at 635 Woodward, Detroit, MI 48226 (the “Building”).
B.    611 Webward Avenue LLC (“Master Landlord”) owns the Building. Landlord’s rights as landlord derive from that certain lease dated September 23, 2011 by and between Master Landlord as landlord and Landlord as tenant (the “Master Lease”).
C.    On or about the date of this Amendment, Master Landlord is entering into a loan (the “Loan”) with J.P.Morgan Chase Bank, N.A. as lender (“Lender”) which is secured in part with a mortgage lien on the Building (the mortgage, together with the other associated loan documents, are referred to as the “Loan Documents”).
D.    Effective as of the Amendment Effective Date, Landlord and Tenant desire to amend the Lease on the terms and conditions contained herein.
E.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.
AGREEMENT:
For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:
1.Expiration Date. Effective as of the Amendment Effective Date, the term “Expiration Date” shall mean July 31, 2028. The period between October 1, 2021 and July 31, 2028 is referred to herein as the “Extended Term.”
2.Basic Rental. The Basic Rental applicable during the Extended Term shall be determined as follows:
(a)By January 1, 2021, Landlord shall submit to Tenant Landlord’s determination of the Basic Rental for the Premises for the Extended Term, which determination shall be the fair market rent for the Premises (the “Extended Term Rental Rate”). The Extended Term Rental Rate shall in no event be lower than [***] per rentable square foot or

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higher than [***] per rentable square foot for the first Lease year of the Extended Term. If Tenant notifies Landlord of its acceptance of Landlord’s determination of the Extended Term Rental Rate within ten days after receipt of the Extended Term Rental Rate (the “First 10 Day Period”), then Landlord’s Extended Term Rental Rate shall be the Basic Rental rate for the Extended Term, subject to annual increases of [***] per rentable square foot on October 1 of each subsequent year of the Extended Term. If Tenant does not notify Landlord of its acceptance of Landlord’s determination of the Extended Term Rental Rate during the First 10 Day Period, then the parties shall proceed as provided in Section 2(b) below.
(b)Within five (5) days after the First 10 Day Period (the “Initial 5 Day Period”), Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its suggested Extended Term Rental Rate, provided such proposed rates shall in no event be lower than [***] per rentable square foot or higher than [***] per rentable square foot for the first Lease year of the Extended Term (for purposes of clarity, Landlord’s rent determination need not be the same rent as provided pursuant to Section 2(a) above). If either party does not submit its suggested Extended Term Rental Rate during the Initial 5 Day Period in accordance with the previous sentence, the other party’s determination of Extended Term Rental Rate shall be final and binding. If the higher of such suggested Extended Term Rental Rate is not more than one hundred five percent of the lower of such suggested rentals, then the average of the two suggested Extended Term Rental Rates shall be the Extended Term Rental Rate during the Extended Term. Otherwise, Landlord and Tenant shall negotiate in good faith to agree upon the Extended Term Rental Rate (which shall in no event be lower than [***] per rentable square foot or higher than [***] per rentable square foot for the first Lease year of the Extended Term), and if Landlord and Tenant are unable to agree to the Extended Term Rental Rate within five days after the expiration of the Initial 5 Day Period (the “Second 5 Day Period”), the determination of the Extended Term Rental Rate shall be made in accordance with paragraph (c) and (d) below. Any Extended Term Rental Rate determined in accordance with this paragraph (b) shall increase by [***] per rentable square foot on October 1 of each subsequent year of the Extended Term.
(c)Within five days after the expiration of the Second 5 Day Period (the “Third 5 Day Period”), Landlord and Tenant shall mutually select an MAI appraiser with experience in real estate activities, including at least five (5) years’ experience in appraising office space in the central business district of Detroit, which appraiser shall be hereinafter referred to as a “Qualified Appraiser.” If the parties cannot agree on a Qualified Appraiser during the Third 5 Day Period, then within five days thereafter, each party shall select an independent MAI Qualified Appraiser and within five days thereafter, the two appointed appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall determine the Extended Term Rental Rate in accordance with paragraph (d) below. If either Landlord or Tenant shall fail to make such appointment of a Qualified Appraiser within the Third 5 Day Period, the Qualified Appraiser timely selected shall determine the Extended Term Rental Rate in accordance with paragraph (d) below.
(d)Once the appraiser has been selected as provided in paragraph (c) above (the “Deciding Appraiser”), the Deciding Appraiser shall, as soon as reasonably practicable thereafter and without reference to Landlord’s and Tenant’s previous determinations of Extended Term Rental Rates, make its own independent determination as to the Extended Term Rental Rate (the “Independent Determination”), taking into consideration the Refurbishment Allowance. Once the Independent Determination is made, the Extended Term Rental Rate shall be the figure submitted by Landlord and Tenant pursuant to paragraph (b) above which is closer

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to the Independent Determination, which result shall be binding on Landlord and Tenant. Any Extended Term Rental Rate determined in accordance with this paragraph (d) shall increase by [***] per rentable square foot on October 1 of each subsequent year of the Extended Term. Landlord and Tenant shall equally share the cost of such appraisal.
(e)Notwithstanding the foregoing, (i) in the event the Extended Term Rental Rate determined in accordance with Section 2 is less than [***] per rentable square foot, the Extended Term Rental Rate shall be [***] per rentable square foot and (ii) in the event the Extended Term Rental Rate determined in accordance with Section 2 is greater than [***] per rentable square foot for the first Lease year of the Extended Term, the Extended Term Rental Rate shall be [***] per rentable square foot. Any Extended Term Rental Rate determined in accordance with this paragraph (e) shall increase by [***] per rentable square foot on October 1 of each subsequent year of the Extended Term.
3.Financial Statements.
So long as Landlord is obligated to provide financial statements from Tenant to Lender pursuant to the terms of the Loan Documents, and upon execution and delivery by Lender of a commercially reasonable non-disclosure agreement:
(a)Within sixty (60) days after the end of each of Tenant’s fiscal quarters, Tenant shall deliver to Lender a balance sheet, statement of operations and statement of cash flow for Tenant, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Lender, which may be in the form delivered in connection with the origination of the Loan or, at the request of Landlord, in the form Tenant is currently providing to Lender under any other credit facility, and certified by the chief financial officer of Tenant.
(b)Within ninety (90) days after the end of each of Tenant’s fiscal years, Tenant shall deliver to Lender a balance sheet, a statement of operations and a statement of cash flow for Tenant, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Lender, which may be in the form delivered in connection with the origination of the Loan or, at the request of Landlord, in the form Tenant is currently providing to Lender under any other credit facility, and certified to be true by an executive officer of Tenant.
4.Refurbishment Allowance. During the Extended Term, Landlord shall provide Tenant with a one-time refurbishment allowance (the “Refurbishment Allowance”) of an amount not to exceed [***] per rentable square foot. The Refurbishment Allowance may be utilized by Tenant for new floor coverings, wall coverings, painting and such other items as Tenant may desire to “freshen-up” or otherwise improve the Premises in Tenant’s discretion. Landlord shall pay such amounts to Tenant from time to time within thirty days following Tenant’s delivery to Landlord of Tenant’s demand therefor accompanied by reasonable back-up information, including, without limitation, sworn statements and lien waivers. Tenant shall be solely responsible for any amounts in excess of those to be provided by Landlord hereunder for such purposes.
5.Brokerage. Landlord and Tenant each warrants to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Bedrock Management Services LLC, whose commissions shall be paid by Landlord pursuant to separate written agreement with Landlord. Tenant and Landlord shall each

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indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
6.Ratification. Tenant and Landlord each hereby ratify and confirm its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto. Additionally, each of Tenant and Landlord further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
7.Binding Effect; Conflicts; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
8.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
9.Tenant’s Name. The 2011 Lease and First Amendment were signed on behalf of Tenant by Quicken Loans, Inc. instead of by Quicken Loans Inc. Accordingly, this Amendment shall be deemed to correct such errors.
[Signatures on Following Page]

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[SIGNATURE PAGE TO SECOND AMENDMENT TO AMENDED AND RESTATED LEASE BETWEEN 611 WEBWARD AVENUE MASTER TENANT LLC AND QUICKEN LOANS INC.]
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Amended and Restated Lease as of the date first set forth above.
611 WEBWARD AVENUE MASTER TENANT LLC,
a Michigan limited liability company
By:    /s/ James A. Ketai
James A. Ketai
Its:    Authorized Representative
“Landlord”
QUICKEN LOANS INC.,
a Michigan corporation
By:    /s/ William C. Emerson
Name: William C. Emerson
Its: Chief Executive Officer
“Tenant”
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